                                                                   EXHIBIT 10.40

       SLB/CS(R062599)

                           BIOTECH EQUIPMENT SCHEDULE
                                 SCHEDULE NO.003
                               DATED THIS 09-17-99
                            TO MASTER LEASE AGREEMENT
                            DATED AS OF July 16, 1993

Lessor & Mailing Address:                  Lessee & Mailing Address
                                          Scios, Inc.
General Electric Capital Corporation      820 West Maude Avenue
65 Water Street                           Sunnyvale, CA  94086
South Norwalk, CT  06854


This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("Agreement" said Agreement and this Schedule being collectively referred to as "Lease"). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A. Equipment: Subject to the terms and conditions of the Lease, Lessor agrees to Lease to Lessee the Equipment described below (the "Equipment").

B.

     Number     Capitalized     Manufacturer           Serial Number   Model & Type of Equipment
     of Units   Lessor's Cost
                $611,579.20     Various Scientific
                                Laboratory Equipment

     Equipment immediately listed above is located at: 820 West Maude Avenue, Sunnyvale, SANTA CLARA County, CA 94086

B.   Financial Terms

     1.   Advance Rent (if any): $16,754.26             5.   Basic Term Commencement Date:  October 1, 1999

     2.   Capitalized Lessor's Cost $611,579.20         6.   Lessee Federal Tax ID No.:  953701481

     3.   Basic Term (No. of Months):  36 Months        7.   Last Delivery Date:  September 30, 1999

     4.   Basic Term Lease Rate Factor:  2.739508       8.   Daily Lease Rate Factor:  .09131933

     9. First Termination Date: Thirty-six (36) months after the Basic Term Commencement Date.

     10. Interim Rent: For the period from and including the Lease Commencement Date to but not including the Basic Term Commencement Date ("Interim Period"), Lessee shall pay as rent ("Interim Rent") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on September 30, 1999.

     11. Basic Term Rent. Commencing on October 1, 1999 and on the same day of each month thereafter (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as rent ("Basic Term Rent") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

     12. Secondary Term Rent. Unless the Schedule has been earlier terminated as provided therein, commencing on October 1, 2002 (the "Secondary Term Commencement Date") and on the same day of each month thereafter (each, a "Rent Payment Date") for 12 months (the "Secondary Term"), Lessee shall pay as rent ("Secondary Term Rent") the product of
          1.764763 0 (the "Secondary Term Lease Rate Factor") times the Capitalized Lessor's Cost of all Equipment on this Schedule.

     13. Adjustment to Capitalized Lessor's Cost. Lessee hereby irrevocably authorizes Lessor to adjust the Capitalized Lessor's Cost up or down by no more than ten percent (10%) to account for equipment change orders, equipment returns, invoicing errors and similar matters. Lessee acknowledges and agrees that the Rent shall be adjusted as a result of such change in the Capitalized Lessor's Cost. Lessor shall send Lessee a written notice stating the final Capitalized Lessor's Cost, if different from that disclosed on this Schedule.

C.    Tax Benefits         Depreciation Deductions:

        1. Depreciation method is the 200% declining balance method, switching to straight line method for the 1st taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance.

      2.   Recovery Period: 5 years.

      3.   Basis: 100% of the Capitalized Lessor's Cost.
D.    Property Tax

APPLICABLE TO EQUIPMENT LOCATED IN SUNNYVALE, CA 94086: Lessee agrees that it will (a) list all such Equipment (b) report all property taxes assessed against such Equipment and (c) pay all such taxes when due directly to the appropriate taxing authority until Lessor shall otherwise direct in writing. Upon request of Lessor, Lessee shall promptly provide proof of filing and proof of payment to Lessor.

      Lessor may notify Lessee (and Lessee agrees to follow such notification) regarding any changes in property tax reporting and payment responsibilities.

E.    Insurance

      1.   Public Liability: At least $1,000,000 total liability per occurrence.

      2. Casualty and Property Damage: An amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Equipment.

F.    Article 2A Notice

      IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS Various (THE "SUPPLIER(S)"), (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY SUPPLIER(S), WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATION WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT SECTION OF THE AGREEMENT.

G.    Stipulated Loss and Termination Value Table*

                                                                              stipulated
                                                           termination              loss
                                             # of                value             value
                                         payments            % of cost         % of cost
                                                1            102.875           107.150
                                                2            101.048           105.671
                                                3             99.194           104.166
                                                4             97.315           102.635
                                                5             95.413           101.082
                                                6             93.490            99.507


                                                7             91.544            97.910
                                                8             89.577            96.291
                                                9             87.587            94.650
                                               10             85.575            92.986
                                               11             83.541            91.300
                                               12             81.484            89.592
                                               13             79.404            87.861
                                               14             77.302            86.106
                                               15             75.176            84.329
                                               16             73.028            82.530
                                               17             70.856            80.706
                                               18             68.661            78.859
                                               19             66.448            76.995
                                               20             64.217            75.112
                                               21             61.968            73.212
                                               22             59.701            71.293
                                               23             57.410            69.350
                                               24             55.100            67.389
                                               25             52.772            65.409
                                               26             50.423            63.409
                                               27             48.070            61.404
                                               28             45.694            59.377
                                               29             43.297            57.328
                                               30             40.877            55.257
                                               31             38.436            53.164
                                               32             35.972            51.048
                                               33             33.485            48.910
                                               34             30.976            46.749
                                               35             28.443            44.565
                                               36             25.887            42.357
                                               37             23.316            40.135
                                               38             21.706            38.873
                                               39             20.081            37.596
                                               40             18.441            36.305
                                               41             16.786            34.998
                                               42             15.115            33.676
                                               43             13.429            32.339
                                               44             11.728            30.986
                                               45             10.011            29.617
                                               46              8.278            28.233
                                               47              6.530            26.833
                                               48              4.765            25.416





*The Stipulated Loss Value or Termination Value for any unit of Equipment shall be the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

H.   Modifications and Additions for This Schedule Only

     For purposes of this Schedule only, the Agreement is amended as follows:

     1. The LEASING Section of the Lease is hereby deleted in its entirety and the following substituted in its stead:

          a) Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment ("Equipment") described in Annex A to any schedule hereto ("Schedule") or, if applicable, to Section A of any Schedule. Terms defined in a Schedule and not otherwise defined herein shall have the meanings ascribed to them in such Schedule.

          b) The obligation of Lessor to purchase the Equipment from Lessee and to lease the same to Lessee shall be subject to receipt by Lessor, on or prior to the earlier of the Lease Commencement Date or Last Delivery Date therefor, of each of the following documents in form and substance satisfactory to Lessor:

     (i) a Schedule for the Equipment (ii) evidence of insurance which complies with the requirements of the INSURANCE Section of the Lease, and (iii) such other documents as Lessor may reasonably request. Once the Schedule is signed, the Lessee may not cancel the Lease.

     2. The DELIVERY, USE AND OPERATION Section subsection (a) of the Lease shall be deleted and the following substituted in its stead:

          The parties acknowledge that this is a sale/lease back transaction and the Equipment is in Lessee's possession as of the Lease Commencement Date.

     3. BILL OF SALE

          Lessee, in consideration of the Lessor's payment of the amount set forth in B 2. above, which includes any applicable sales taxes (which payment Lessee acknowledges), hereby grants, sells, assigns, transfers and delivers to Lessor the Equipment along with whatever claims and rights Seller may have against the manufacturer and/or Supplier of the Equipment, including but not limited to all warranties and representations. At Lessors request Lessee will cause Supplier to deliver to Lessor a written statement wherein the Supplier (i) consents to the assignment to Lessor of whatever claims and rights Lessee may have against the Supplier, (ii) agrees not to retain any security interest, lien or other encumbrance in or upon the Equipment at any time, and to execute such documents as Lessor may request to evidence the release of any such encumbrance, and (iii) represents and warrants to Lessor (x) that Supplier has previously conveyed full title to the Equipment to Lessee, (y) that the Equipment was delivered to Lessee and installation completed, and (z) that the final purchase price of the Equipment (or a specified portion of such purchase price) has been paid by Lessee.

          Lessor is purchasing the Equipment for leasing back to Lessee pursuant to the Lease. Lessee represents and warrants to Lessor that (i) Lessor will acquire by the terms of this Bill of Sale good title to the Equipment free from all liens and encumbrances whatsoever; (ii) Lessee has the right to sell the Equipment; and (iii) the Equipment has been delivered to Lessee in good order and condition, and conforms to the specifications, requirements and standards applicable thereto; and (iv) the equipment has been accurately labeled, consistent with the requirements of 40 CFR part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.

          Lessee agrees to save and hold harmless Lessor from and against any and all federal, state, municipal and local license fees and taxes of any kind or nature, including, without limiting the generality of the foregoing, any and all excise, personal property, use and sales taxes, and from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits resulting therefrom and imposed upon, incurred by or asserted against Lessor as a consequence of the sale of the Equipment to Lessor.

     4. ACCEPTANCE

          Pursuant to the provisions of the Lease, as it relates to this Schedule, Lessee hereby certifies and warrants that (i) all Equipment listed above has been delivered and installed (if applicable); (ii) Lessee has inspected the Equipment, and all such testing as it deems necessary has been performed by Lessee, Supplier or the manufacturer; and (iii) Lessee accepts the Equipment for all purposes of the Lease, the purchase documents and all attendant documents.

          Lessee does further certify, and Lessor hereby waives any requirement of a separate Certificate of Acceptance, that as of the date hereof (i) Lessee is not in default under the Lease; (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.

      5.  EQUIPMENT SPECIFIC PROVISIONS

          The SERVICE Section of the Lease is amended by adding the following as the third sentence in subsection (a):

     Lessee agrees that upon return of the Equipment, it will comply with all original manufacturer's performance specifications for new Equipment without expense to Lessor. Lessee shall, if requested by Lessor, obtain a certificate or service report from the manufacturer attesting to such condition.

     Each reference contained in this Agreement to:

     (a) "Adverse Environmental Condition" shall refer to (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of, or exposure to, any substance, chemical, material, pollutant, Contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by, from or related to any Equipment, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Equipment or (iii) the violation, or alleged violation of any statutes, ordinances, orders, rules regulations, permits or licenses of, by or from any govemmental authority, agency or court relating to environmental matters connected with any Equipment.

     (b) "Affiliate" shall refer, with respect to any given Person, to any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

     (c) "Contaminant" shall refer to those substances which are regulated by or form the basis of liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls ("PCB's"), and radioactive substances, or other material or substance which has in the past or could in the future constitute a health, safety or environmental hazard to any Person, property or natural resources.

     (d) "Environmental Claim" shall refer to any accusation, allegation, notice of violation, claim, demand, abatement or other order on direction (conditional or otherwise) by any govemmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

     (e) "Environmental Emission" shall refer to any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Equipment, including, without limitation, the movement of any Contaminant or other substance through or in the air, soil, surface water, groundwater or property.

     (f) "Environmental Law" shall mean any federal, foreign, state or local law, rule or regulation pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq .), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq .), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq .), the Clean Air Act (42 U.S.C. Section 7401 et seq .), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq .), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1361 et seq .), and the Occupational Safety and Health Act (19 U.S.C. Section 651 et seq .), as these laws have been amended or supplemented, and any analogous foreign, federal, state or local statutes, and the regulations promulgated pursuant thereto.

     (g) "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including. without limitation, reasonable attomeys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Equipment arising out of or related to any Adverse Environmental Condition.

     (h) "Person" shall include any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.

     Lessee shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Lessor and its Affiliates, successors and assigns, directors, officers, employees and agents from and against any Environmental Claim or Environmental Loss.

     The provisions of this Schedule shall survive any expiration or termination of the Lease and shall be enforceable by Lessor, its successors and assigns.

     The SERVICE Section subsection (a) of the Lease shall be amended by adding the following at the end thereof:

RETURN PROVISIONS: In addition to the provisions provided for in the RETURN OF EQUIPMENT Section of the Lease, and provided that Lessee has elected not to exercise its option to purchase the Equipment Lessee shall, at its expense:

     (a) at least one hundred eighty (180) days and not more than two hundred seventy (270) days prior to expiration or earlier termination of the Lease, provide to Lessor a detailed inventory of all components of the Equipment The inventory should include, but not be limited to, a listing of model and serial numbers for all components comprising the Equipment;

     (b) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, with reference to computer based equipment comprising the Equipment, provide to Lessor a detailed listing of all internal circuit boards by both the model and serial number for all hardware comprising the Equipment and a listing of all software features listed individually;

     (c) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, provide or cause the vendor(s) or manufacturer(s) to provide to Lessor the following documents: (i) one set of service manuals, and operating manuals including replacements and/or additions thereto, such that all documentation is completely up-to-date; (ii) one set of documents, detailing equipment configuration, operating requirements, maintenance records, and other technical data concerning the set-up and operation of the Equipment, including replacements and/or additions thereto, such that all documentation is completely up-to-date;

     (d) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, make the Equipment available for on-site operational inspections by potential purchasers, under power, and provide personnel, power and other requirements necessary to demonstrate electrical and mechanical systems for each item of the Equipment;

     (e) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, cause manufacturer's representative or qualified equipment maintenance provider, acceptable to Lessor, (the "Authorized Inspector") to perform a comprehensive physical inspection, including testing all material and workmanship of the Equipment and ensure all Equipment and equipment operations conform to all applicable local, state, and federal laws, health and safety guidelines including the then current FDA regulations; and if during such inspection, examination and test, the Authorized Inspector finds any of the material or workmanship to be defective or the Equipment not operating within manufacturer's specifications and the then current FDA regulations, then Lessee shall repair or replace such defective material and, after corrective measures are completed, Lessee will provide for a follow-up inspection of the Equipment by the Authorized Inspector as outlined in the preceding clause;

     (f)have each item of Equipment returned with an in-depth field service report detailing said inspection as outlined in Section (e) above. The report shall certify that the Equipment has been properly inspected, examined and tested and is operating within the manufacturer's specifications;

     (g) provide that all Equipment will be cleaned and cosmetically acceptable, and in such condition so that it may be immediately installed and placed into use in a similar environment;

     (h) properly remove or treat all rust or corrosion;

     (i)ensure all items of Equipment will be completely sterilized, steam-cleaned, and de-greased upon redelivery;

     (j)properly remove all Lessee installed markings which are not necessary for the operation, maintenance or repair of the Equipment,

     (k) ensure the Equipment shall be mechanically and structurally sound, capable of performing the functions for which the Equipment was originally designed, in accordance with the manufacturer's published and recommended specifications;

     (l) provide for the deinstallation, packing, transporting, and certifying of the Equipment to include, but not limited to, the following: (i) the manufacturer's representative shall de-install all Equipment (including all wire, cable and mounting hardware) in accordance with the specifications of the manufacturer; (ii) each item of Equipment will be returned with a certificate supplied by the manufacturer's representative qualifying the Equipment to be in good condition and (where applicable) to be eligible for the manufacturer's maintenance plan; the certificate of eligibility shall be transferable to another operator of the Equipment; (iii) the Equipment shall be packed properly and in accordance with the manufacturer's recommendations, free from all contaminants; (iv) Lessee shall provide for transportation of the Equipment in a manner consistent with the manufacturer's recommendations and practices to any locations within the continental United States as Lessor shall direct; and shall have the Equipment unloaded at such locations; (v) Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance; and (vi) Lessee shall provide insurance and safe, secure storage for the Equipment for ninety (90) days after expiration or earlier termination of the Lease at accessible locations satisfactory to Lessor.

6  LEASE TERM OPTIONS

   End or Basic Term Options

     At the expiration of the Basic Term (the "Basic Term Expiration Date"), so long as no default has occurred and is continuing hereunder and this Agreement has not been earlier terminated, Lessee shall exercise one of the following options.

     (1) EXTENSION OPTION. Lessee may extend the Lease beyond the Basic Term Expiration Date with respect to all (but not less than all) of the Equipment covered by this Schedule through the Secondary Term set forth in this Schedule and Lessee shall pay Secondary Term Rent as set forth in this Schedule.

     (2) PURCHASE OPTION. Upon at least one hundred eighty (180) but not more than two hundred seventy (270) days written notice to Lessor prior to the Basic Term Expiration Date, Lessee may purchase all (but not less than all) of the Equipment covered by this Schedule on an AS IS BASIS for cash equal to the greater of (A) twenty percent (20%) of the Capitalized Lessor's Cost (plus all applicable sales taxes) or (B) the then Fair Market Value of the Equipment (plus all applicable sales taxes). On the Basic Term Expiration Date, Lessor shall receive in cash the full purchase price plus all applicable sales taxes) together with any rent or other sums then due under the Lease on such date. Lessee shall be deemed to have waived its purchase option if it fails to (a) timely provide Lessor with the required written notice of its election to exercise the same or (b) provide Lessor with written notice of its irrevocable election to exercise the same within fifteen (15) days after Fair Market Value is determined (by agreement or appraisal).

     (3) CANCELLATION OPTION. Upon at least one hundred eighty (180) but not more than two hundred seventy (270) days written notice to Lessor prior to the Basic Term Expiration Date (the "Notice Date"), Lessee may cancel the Agreement (the "Cancellation Option") with respect to all (but not less than all) of the Equipment on this Schedule. If all of the terms and conditions of this Section are not fulfilled, this Lease shall continue in fill force and effect and Lessee shall continue to be liable for all obligations thereunder, including, without limitation, the obligation to continue paying rent. Lessee shall be deemed to have waived this option if it fails to timely provide Lessor with the required written notice of its election to exercise the same.

     (a) Prior to the Basic Term Expiration Date, Lessee shall

          (i) pay to Lessor, as additional rent, twenty three and three hundred sixteen hundredths percent (23.316%) of the Capitalized Lessor's Cost of the Equipment, plus all rent and all other sums due and unpaid as of the Basic Term Expiration Date (including, but not limited to, any rent payment due and payable on the Basic Term Expiration Date and any sales taxes and property taxes); and

          (ii) return the Equipment in full compliance with the RETURN OF EQUIPMENT Section of the Lease, such compliance being independently verified by an independent appraiser selected by Lessor (reasonably acceptable to Lessee) to determine that the Equipment is in such compliance, which determination shall be final, binding and conclusive. Lessee shall bear all costs associated with such appraiser's determination and such costs, if any, to cause the Equipment to be in full compliance with the RETURN OF EQUIPMENT Section of the Lease on or prior to such Basic Term Expiration Date.

     (b) From the applicable Notice Date through the Basic Term Expiration Date, Lessee shall:

          (i) continue to comply with all of the terms and conditions of the Lease, including, but not limited to, Lessee's obligation to pay rent, and

          (ii) make the Equipment available to Lessor in such a manner as to allow Lessor to market and demonstrate the Equipment to potential purchasers or lessees from such premises at no cost to Lessor; provided, however, that, subject to Lessor's right to market and demonstrate the Equipment to potential purchasers or lessees from time to time, Lessee may still use the Equipment until the Basic Term Expiration Date.

     (c) Lessee shall, from the Basic Term Expiration Date through the earlier of the date the Equipment is sold by Lessor to a third party or thirty (30) days following the Basic Term Expiration Date, comply with the following terms and conditions:

          (i) continue to provide insurance for the Equipment, at Lessee's own expense, in compliance with the terms found in the INSURANCE Section of the Lease, and

          (ii) make the Equipment available to Lessor and/or allow Lessor to store the Equipment at Lessee's premises, in such a manner as to allow Lessor to market and demonstrate the Equipment to potential purchasers or lessees from such premises at no cost to Lessor.

     (d) The proceeds of any sale or re-lease of the Equipment after Lessee has exercised its Cancellation Option shall be for the sole benefit of Lessor and Lessee shall have no interest in nor any claim upon any of such proceeds.

         END OF SECONDARY TERM OPTIONS

           The PURCHASE OPTION Section subsection (a) of the Lease is hereby deleted in its entirety and the following is substituted therefor:

           (a) So long as no default exists hereunder and the Lease has not been earlier terminated, Lessee may at the expiration of the Secondary Term upon at least one hundred eighty (180) days but not more than two hundred seventy (270) days written notice to Lessor prior to the end of the Secondary Term, purchase all (but not less than all) of the Equipment in this Schedule on an AS IS, WHERE IS BASIS, without recourse to or warranty from Lessor, express or implied ("AS IS BASIS") for cash equal to its then Fair Market Value (plus all applicable sales taxes).

I.   Payment Authorization

     You are hereby irrevocably authorized and directed to deliver and apply the proceeds due under this Schedule as follows:

     Company Name      Address                                       Amount
     Scios, Inc.       820 West Maude Ave., Sunnyvale. CA 94086    $611,579.20


     This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.

     Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

 LESSOR:                                      LESSEE:
 (GENERAL ELECTRIC CAPITAL CORPORATION        SCIOS, INC.



By:    /s/ Teresa V. Grace                    By:      /s/ David W. Gryska
    ----------------------------------            ------------------------------

       Teresa V. Grace                                 David W. Gryska

Name:                                         Name:
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       Credit Manager                                  Chief Financial Officer

Title:                                        Title:
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